Exhibit 99.1

JOINT FILER INFORMATION

Other Reporting Person(s)
Item	Information
Name:	Y-Ping Chu

Address:	3306 Kingston Drive Richardson, Texas 75082

Designated Filer:	Transit Vehicle Technology Investments Inc.

Issuer Name and Ticker Symbol:	Digital Recorders, Inc. (TBUS)

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	January 16, 2004

If Amendment, Date Original Filed (Month/Day/Year):	NA

Relationship of Reporting Person(s) to Issuer:	10% Owner

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	/s/ Y-Ping Chu